UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 17, 2019

TOMI ENVIRONMENTAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-09908	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9454 Wilshire Blvd., Penthouse Beverly Hills, California	90212
(Address of principal executive offices)	(Zip Code)

(800) 525-1698
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

(a)  (1) Pursuant to proposal three of the Registrant's Definitive Proxy Statement, and as approved by its shareholders on October 30, 2019, the Registrant filed Articles of Amendment to its Articles of Incorporation on November 1, 2019. On November 4, 2019 the Amended Articles of Incorporation were accepted by the Florida Secretary of State. On November 19, 2019 the Amendment was processed by the Florida Secretary of State, and the Registrant was notified of the date it was processed on December 16, 2019. The Registrant filed Restated Articles of Incorporation on December 17, 2019.

    (2) The amendment provided that the number of authorized shares of common stock was increased from 200,000,000 to 250,000,000.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3(i)	Articles of Amendment to Articles of Incorporation and Restated Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

Date: December 17, 2019	By:	/s/ Halden Shane
Name: Halden Shane
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3(i)	Articles of Amendment to Articles of Incorporation and Restated Articles of Incorporation